UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2014

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

7.00% Senior Notes due 2022

On August 11, 2014, WLH PNW Finance Corp. (the “Escrow Issuer”), a wholly owned subsidiary of William Lyon Homes, a Delaware corporation (the “Parent”), completed the sale to certain purchasers of $300.0 million in aggregate principal amount of 7.00% Senior Notes due 2022 (the “2022 Notes”) in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in reliance on Regulation S under the Securities Act. The 2022 Notes were issued pursuant to that certain indenture, dated as of August 11, 2014 (the “Indenture”), among the Escrow Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

The proceeds from the offering were initially deposited into escrow on August 11, 2014, and were released on August 12, 2014 to pay a portion of the purchase price for the acquisition (the “Acquisition”) of the residential homebuilding operations of PNW Home Builders, L.L.C. (“PNW Parent”). Upon consummation of the Acquisition, the Escrow Issuer was merged with and into William Lyon Homes, Inc., a California corporation and wholly owned subsidiary of Parent (“California Lyon” and collectively with Parent, the “Company”), with California Lyon as the surviving entity and the obligor of the 2022 Notes.

Interest on the 2022 Notes will be paid semi-annually on February 15 and August 15, commencing February 15, 2015. The 2022 Notes will mature on August 15, 2022.

The 2022 Notes are California Lyon’s senior unsecured obligations, and are guaranteed on a senior unsecured basis by Parent and certain of Parent’s subsidiaries, including certain entities acquired in the Acquisition (Parent and such subsidiaries collectively referred to as the “Guarantors”). The 2022 Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt, including the existing $425.0 million in aggregate principal amount of 8.5% Senior Notes due 2020 (the “2020 Notes”), the existing $150.0 million in aggregate principal amount of 5.75% Senior Notes due 2019 (the “2019 Notes”) and the new Bridge Loan (as defined below), and senior in right of payment to all of California Lyon’s and the Guarantors’ existing and future subordinated debt. The 2022 Notes and the guarantees will be effectively subordinated to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after August 15, 2017, California Lyon may redeem all or a portion of the 2022 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the period commencing on each of the dates as set forth below:

Period	Percentage

August 15, 2017	103.500%

August 15, 2018	101.750%

August 15, 2019 and thereafter	100.000%

Prior to August 15, 2017, the 2022 Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any, to, but not including, the redemption date.

In addition, any time prior to August 15, 2017, California Lyon may, at its option on one or more occasions and subject to certain conditions, redeem 2022 Notes (including any additional notes that may be issued in the future under the Indenture) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2022 Notes (including any additional notes that may be issued in the future under the Indenture) issued prior to such date at a redemption price (expressed as a percentage of aggregate principal amount) of 107.000%, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by Parent.

If Parent experiences certain change of control events (as defined in the Indenture), holders of the 2022 Notes will have the right to require California Lyon to repurchase all or a portion of the 2022 Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains certain covenants limiting, among other things, the ability of Parent, California Lyon and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such 2022 Notes to be declared due and payable. In addition, if the 2022 Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the 2022 Notes will be suspended. If the rating on the 2022 Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Additional Guarantees Under Existing Indentures for the 2020 Notes and the 2019 Notes

California Lyon is currently party to (i) that certain indenture, dated as of November 8, 2012, among California Lyon, the guarantors named therein and U.S. Bank National Association as trustee, relating to the 2020 Notes, and (ii) that certain indenture, dated as of March 31, 2014, among California Lyon, the guarantors named therein and U.S. Bank National Association as trustee, relating to the 2019 Notes (collectively, the “Existing Indentures”). In connection with the Acquisition and pursuant to the respective terms of each of the Existing Indentures, Polygon WLH LLC, a newly formed Delaware limited liability company and wholly owned subsidiary of California Lyon formed for purposes of the Acquisition (“Polygon WLH”), and certain entities acquired as part of the Acquisition became guarantors of California Lyon’s obligations under the 2020 Notes and the 2019 Notes on a senior unsecured basis.

Additional Guarantees Under Existing Revolver

California Lyon is currently party to that certain credit agreement, dated as of August 7, 2013 (the “Existing Revolver”), by and among California Lyon, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent. In connection with the Acquisition and pursuant to the terms the Existing Revolver, Polygon WLH and certain entities acquired as part of the Acquisition joined the Parent and certain other subsidiaries of the Parent in guaranteeing the borrowings under the Existing Revolver and pledging all equity interests held by such entities.

Bridge Loan Agreement

On August 12, 2014, California Lyon entered into a senior unsecured bridge loan agreement (the “Bridge Loan Agreement”), pursuant to which California Lyon borrowed $120.0 million in order to pay a portion of the purchase price for the Acquisition (the “Bridge Loan”). The Bridge Loan will bear interest at an annual rate equal to a Eurodollar rate (subject to a minimum “floor” of 1.00%), plus an initial margin, which margin will increase by 0.50% every three months after August 12, 2014 that the Bridge Loan remains outstanding, subject to an interest rate cap. The Bridge Loan will mature on August 12, 2022, unless terminated or converted earlier pursuant to the terms of the Bridge Loan Agreement. The Bridge Loan may be prepaid in whole or in part prior to maturity without penalty. Any Bridge Loan that has not been previously repaid in full on or prior to August 12, 2015 will be automatically converted into a senior term loan facility, which could be exchanged at the option of the lenders thereunder in whole or in part for senior exchange notes. The obligations of California Lyon under the Bridge Loan Agreement are guaranteed by the same entities that are guarantors under the Existing Revolver, and the Bridge Loan ranks pari passu with California Lyon’s existing and future unsecured indebtedness, including the 2020 Notes, the 2019 Notes and the 2022 Notes.

In addition to other covenants, the Bridge Loan Agreement places limits on the Parent, California Lyon and its subsidiaries’ ability to incur liens, incur additional indebtedness, make loans and investments, engage in mergers and acquisitions, engage in asset sales, declare dividends or redeem or repurchase capital stock, alter the business conducted by the Parent, California Lyon and its subsidiaries, or transact with affiliates.

The Bridge Loan Agreement contains customary events of default, subject to cure periods in certain circumstances, that would permit the lenders of the Bridge Loan to accelerate payment, including: nonpayment of principal, interest and fees or other amounts; violation of covenants; cross default to certain other indebtedness; unpaid judgments; and certain bankruptcy and other insolvency events. If a change of control (as defined in the Bridge Loan Agreement) occurs, the Company is required to make offer to the lenders to repayment amounts outstanding under the Bridge Loan Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Bridge Loan Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 12, 2014, the Company completed the Acquisition pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”), dated June 22, 2014, among California Lyon, PNW Parent, PNW Home Builders North, L.L.C., PNW Home Builders South, L.L.C. and Crescent Ventures, L.L.C. (collectively, the “Sellers”). Prior to such completion, California Lyon assigned its interests in the Purchase Agreement to Polygon WLH. Pursuant to the Purchase Agreement, Polygon WLH acquired, for cash, the residential homebuilding business through its acquisition of the membership interests of the underlying limited liability companies and certain service companies and other assets, for an aggregate cash purchase price of $520.0 million, plus an additional approximately $28.0 million at closing pursuant to working capital adjustments reflecting, among other adjustments, additional homebuilding inventory for lots owned and controlled and a reduction in assumed liabilities including accounts payable, in each case as compared to estimates made at the time of execution of the Purchase Agreement, and which cash purchase price remains subject to final working capital adjustments in accordance with the terms of the Purchase Agreement. Pursuant to the closing date working capital adjustments, the Company added an aggregate of 4,602 lots owned and controlled through the Acquisition as compared to the 4,227 lots previously estimated.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Parent with the SEC on June 23, 2014, and is incorporated herein by reference. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish these matters as facts. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, the Sellers or any of their respective subsidiaries, affiliates or assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

The combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of income, equity and cash flows for the two years ended December 31, 2013 of the residential homebuilding operations of PNW Parent and its affiliates, the notes related thereto, and the report of the independent auditors related thereto with respect to the audited financial statements of the residential homebuilding operations of PNW Parent and its affiliates, were filed as Exhibit 99.3 to Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2014 and are incorporated herein by reference.

The additional financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days on which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days on which this Current Report on Form 8-K must be filed.

(d)	Exhibits:

Exhibit No.	Description

4.1	Indenture, dated August 11, 2014, among WLH PNW Finance Corp., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 7.00% Senior Notes due 2022 (included in Exhibit 4.1).

4.3	Second Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 8.5% Senior Notes due 2020.

4.4	First Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 5.75% Senior Notes due 2019.

4.5	First Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., William Lyon Homes, the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 7.00% Senior Notes due 2022.

4.6	Second Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 7.00% Senior Notes due 2022.

10.1	Bridge Loan Agreement, dated as of August 12, 2014, among William Lyon Homes, Inc., as Borrower, William Lyon Homes, as Parent, the Lenders from time to time party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM LYON HOMES

	By:	/s/ Jason R. Liljestrom
Jason R. Liljestrom
Vice President, General Counsel and Corporate Secretary

Date: August 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated August 11, 2014, among WLH PNW Finance Corp., the guarantors from time to time party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 7.00% Senior Notes due 2022 (included in Exhibit 4.1).

4.3	Second Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 8.5% Senior Notes due 2020.

4.4	First Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 5.75% Senior Notes due 2019.

4.5	First Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., William Lyon Homes, the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 7.00% Senior Notes due 2022.

4.6	Second Supplemental Indenture, dated as of August 12, 2014, among William Lyon Homes, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, relating to the 7.00% Senior Notes due 2022.

10.1	Bridge Loan Agreement, dated as of August 12, 2014, among William Lyon Homes, Inc., as Borrower, William Lyon Homes, as Parent, the Lenders from time to time party thereto, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.